Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 1, 2016, in the Registration Statement (Form F-1 No. 333-208584) and related Prospectus of Azure Power Global Limited for the registration of its equity shares.

Ernst & Young Associates LLP

Gurgaon, India

April 19, 2016